Exhibit 99.2
AMEREN CORPORATION (AEE)
CONSOLIDATED STATEMENT OF INCOME
(Unaudited, in millions, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Operating Revenues:
Electric	$1,725	$1,700	$4,101	$4,093
Gas	134	133	619	697
Total operating revenues	1,859	1,833	4,720	4,790
Operating Expenses:
Fuel	205	259	574	670
Purchased power	178	153	451	393
Gas purchased for resale	34	38	227	320
Other operations and maintenance	411	428	1,246	1,256
Provision for Callaway construction and operating license	—	—	—	69
Depreciation and amortization	211	201	628	594
Taxes other than income taxes	129	128	358	369
Total operating expenses	1,168	1,207	3,484	3,671
Operating Income	691	626	1,236	1,119
Other Income and Expense:
Miscellaneous income	18	19	54	54
Miscellaneous expense	8	5	21	22
Total other income	10	14	33	32
Interest Charges	97	87	287	264
Income Before Income Taxes	604	553	982	887
Income Taxes	233	208	356	333
Income from Continuing Operations	371	345	626	554
Income from Discontinued Operations, Net of Taxes	—	—	—	52
Net Income	371	345	626	606
Less: Net Income from Continuing Operations Attributable to Noncontrolling Interests	2	2	5	5
Net Income Attributable to Ameren Common Shareholders:
Continuing Operations	369	343	621	549
Discontinued Operations	—	—	—	52
Net Income Attributable to Ameren Common Shareholders	$369	$343	$621	$601
Earnings per Common Share – Basic:
Continuing Operations	$1.52	$1.42	$2.56	$2.27
Discontinued Operations	—	—	—	0.21
Earnings per Common Share – Basic	$1.52	$1.42	$2.56	$2.48

Earnings per Common Share – Diluted:
Continuing Operations	$1.52	$1.41	$2.56	$2.26
Discontinued Operations	—	—	—	0.21
Earnings per Common Share – Diluted	$1.52	$1.41	$2.56	$2.47

Average Common Shares Outstanding – Basic	242.6	242.6	242.6	242.6
Average Common Shares Outstanding – Diluted	242.9	243.9	243.0	243.8

AMEREN CORPORATION (AEE)
CONSOLIDATED BALANCE SHEET
(Unaudited, in millions)

	September 30, 2016	December 31, 2015
ASSETS
Current Assets:
Cash and cash equivalents	$18	$292
Accounts receivable - trade (less allowance for doubtful accounts)	543	388
Unbilled revenue	240	239
Miscellaneous accounts receivable	49	98
Materials and supplies	551	538
Current regulatory assets	107	260
Other current assets	76	88
Assets of discontinued operations	15	14
Total current assets	1,599	1,917
Property and Plant, Net	19,647	18,799
Investments and Other Assets:
Nuclear decommissioning trust fund	599	556
Goodwill	411	411
Regulatory assets	1,312	1,382
Other assets	566	575
Total investments and other assets	2,888	2,924
TOTAL ASSETS	$24,134	$23,640
LIABILITIES AND EQUITY
Current Liabilities:
Current maturities of long-term debt	$431	$395
Short-term debt	608	301
Accounts and wages payable	513	777
Taxes accrued	159	43
Interest accrued	110	89
Customer deposits	104	100
Current regulatory liabilities	87	80
Other current liabilities	252	279
Liabilities of discontinued operations	27	29
Total current liabilities	2,291	2,093
Long-term Debt, Net	6,607	6,880
Deferred Credits and Other Liabilities:
Accumulated deferred income taxes, net	4,255	3,885
Accumulated deferred investment tax credits	56	60
Regulatory liabilities	1,974	1,905
Asset retirement obligations	636	618
Pension and other postretirement benefits	499	580
Other deferred credits and liabilities	481	531
Total deferred credits and other liabilities	7,901	7,579
Ameren Corporation Shareholders’ Equity:
Common stock	2	2
Other paid-in capital, principally premium on common stock	5,550	5,616
Retained earnings	1,643	1,331
Accumulated other comprehensive loss	(2)	(3)
Total Ameren Corporation shareholders’ equity	7,193	6,946
Noncontrolling Interests	142	142
Total equity	7,335	7,088
TOTAL LIABILITIES AND EQUITY	$24,134	$23,640

AMEREN CORPORATION (AEE)
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, in millions)

	Nine Months Ended September 30,
	2016	2015
Cash Flows From Operating Activities:
Net income	$626	$606
Income from discontinued operations, net of taxes	—	(52)
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for Callaway construction and operating license	—	69
Depreciation and amortization	625	582
Amortization of nuclear fuel	63	71
Amortization of debt issuance costs and premium/discounts	17	16
Deferred income taxes and investment tax credits, net	364	318
Allowance for equity funds used during construction	(20)	(19)
Share-based compensation costs	17	20
Other	(9)	(8)
Changes in assets and liabilities	(124)	(56)
Net cash provided by operating activities – continuing operations	1,559	1,547
Net cash used in operating activities – discontinued operations	—	(5)
Net cash provided by operating activities	1,559	1,542
Cash Flows From Investing Activities:
Capital expenditures	(1,496)	(1,332)
Nuclear fuel expenditures	(41)	(30)
Purchases of securities – nuclear decommissioning trust fund	(310)	(301)
Sales and maturities of securities – nuclear decommissioning trust fund	297	290
Proceeds from note receivable – Illinois Power Marketing Company	—	12
Contributions to note receivable – Illinois Power Marketing Company	—	(8)
Other	(1)	7
Net cash used in investing activities – continuing operations	(1,551)	(1,362)
Net cash used in investing activities – discontinued operations	—	—
Net cash used in investing activities	(1,551)	(1,362)
Cash Flows From Financing Activities:
Dividends on common stock	(309)	(298)
Dividends paid to noncontrolling interest holders	(5)	(5)
Short-term debt, net	307	69
Maturities of long-term debt	(389)	(114)
Issuances of long-term debt	149	249
Employee withholding taxes related to share-based payments	(32)	(12)
Capital issuance costs	(1)	(2)
Other	(2)	—
Net cash used in financing activities – continuing operations	(282)	(113)
Net change in cash and cash equivalents	(274)	67
Cash and cash equivalents at beginning of year	292	5
Cash and cash equivalents at end of period	$18	$72